Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2007 (April 14, 2008 as to the effects of the restatement for discontinued operations discussed in Note 2) relating to the financial statements and financial statement schedule of Finlay Enterprises, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended February 2, 2008.

/s/ DELOITTE & TOUCHE LLP
New York, New York May 5, 2008